SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                  ------------


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 23, 2004


                            Cox Communications, Inc.

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             (Exact name of registrant as specified in its charter)



     Delaware                        1-6590                      58-2112281
 -----------------              ---------------              ------------------
 (State or other                  (Commission                (I.R.S. Employer
 jurisdiction of                  File Number)               Identification No.)
 incorporation)



        1400 Lake Hearn Drive
          Atlanta, Georgia                                 30319
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Address of principal executive offices)                (Zip Code)



                                 (404) 843-5000
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              (Registrant's telephone number, including area code)



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Item 5.    Other Events.

         On June 23, 2004, all 4,836,372 issued and outstanding shares of Cox Communications' Series A Convertible Preferred Stock were converted into 11,212,121 shares of Cox's Class A Common Stock, par value $1.00 per share, in accordance with the terms of the Certificate of Designations of Powers, Preferences and Rights of the Series A Convertible Preferred Stock. Upon conversion, all of the issued and outstanding Series A preferred shares were retired and all certificates representing the Series A preferred shares were cancelled. As a result, Cox now has 10 million shares of undesignated preferred stock authorized with no shares outstanding.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       COX COMMUNICATIONS, INC.


    Date: June 23, 2004                By: /s/Jimmy W. Hayes
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                                          Jimmy W. Hayes
                                          Executive Vice President, Finance
                                          and Chief Financial Officer